Exhibit 10.10

SHAREHOLDERS AGREEMENT

This Shareholders Agreement (this “Agreement”), is made as of the 21st day of January 2011, by and among Texas Rare Earth Resources Corp., a Nevada corporation (the “Company”), Dan Gorski (“Gorski”), Mike McDonald (“McDonald”), RLR Partnership (“RLR”), Brewer & Pritchard, P.C. (“BP”, collectively with Gorski, McDonald, and RLR, the “Majority Shareholders”) and Highline Capital International, Ltd. (“Highline”).

W I T N E S S E T H:

WHEREAS, the Company, the Majority Shareholders and Highline desire to provide for certain rights and obligations underlying ownership of their shares of the Company;

WHEREAS, Highline and its Affiliates are concurrently entering into certain agreements resulting in a $1,250,000 financing for the Company, and desire to establish certain rights and obligations in connection with such financing;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

1.           Definitions. For the purpose of this Agreement:

“Affiliates” means, with respect to any person or entity, any other person or entity, directly or indirectly, through one or more intermediary persons, controlling, controlled by or under common control with such person.

“Common Stock” means the par value $.01 common stock of the Company.

“Subscription Agreement” the Company contemplates entering into that certain subscription agreement with Highline (including Affiliates thereof), in which Highline and its Affiliates have agreed to purchase 500,000 shares of Company common stock.

“Transaction” shall mean the consolidation, merger or reorganization of the Company with or into, or a sale of all or substantially all of the Company’s assets, or all or substantially all of the Company’s issued and outstanding share capital (excluding a transaction in which Majority Shareholders of the Company prior to the transaction maintain voting control of the resulting entity after the transaction) for aggregate consideration of at least $100 million with respect to, or in exchange for, such assets or outstanding shares of Company Common Stock.

“Highline Shares” shall mean the 500,000 shares of Common Stock actually issued by the Company to Highline (including its Affiliates) pursuant to the Purchase Agreement (including agreements that are exhibits to the Purchase Agreement).

2.           Board of Directors.

2.1         The Board is currently composed of four directors and has created one vacancy to be filled by the Board of Directors pursuant to Section 2.2 below.

2.2         Highline has the right to instruct the Board of Directors to appoint a nominee to fill such vacancy during the term of this Agreement (“Highline Nominee”).

2.3         The Majority Shareholders agree to vote for the election of the Highline Nominee during the term of this Agreement.

2.4         In the event such Highline Nominee ceases to be a director for any reason before the termination of this Agreement, the Majority Shareholders agree to vote in favor of another person nominated by Highline to serve as a director.

2.5         The Company agrees to enter into indemnification agreements with the Highline Nominee to indemnify such nominee to fullest extent provided by law for his services to the Company as a director.

3.           No Partnership Relationship.  Notwithstanding, but in limitation of, any other provision of this Agreement, the parties understand and agree that the management and operation of the Company shall not create or imply a general partnership or similar relationship between or among any Majority Shareholder, Highline and the Company and shall not make any Majority Shareholder or Highline the agent or partner of any other shareholder of the Company for any purpose.

4.           Termination.  This Agreement shall terminate immediately following the earlier to occur of (i) one year from the date hereof, (ii) the consummation of a Transaction, and (iii) the sale by Highline of 50% of the Highline Shares.

5.           Miscellaneous

5.1         Further Assurances.  Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

5.2         Governing Law.  This Agreement shall be governed by and construed according to the laws of the State of Texas, without regard to the conflict of laws provisions thereof.  The parties hereby submit to the exclusive jurisdiction of the competent courts of the State of Texas.

5.3         Assignment.  None of the rights, privileges, or obligations set forth in, arising under, or created by this Agreement may be assigned or transferred.

5.4         Entire Agreement; Amendment and Waiver.  This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof.  The provisions of this Agreement may be amended or waived upon the written agreement of the Company, Highline and the Majority Shareholders.

5.5           Notices, etc.  All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be telecopied or mailed by registered or certified mail, postage prepaid, or prepaid air courier, or otherwise delivered by hand or by messenger, addressed to such party's address as set forth below:

If to Gorski, McDonald, RLR, BP and the Company:

Brewer & Pritchard, P.C.
3 Riverway, Suite 1800
Houston, TX  77056
Attn:  Thomas Pritchard
Facsimile:  (713) 209-2921

If to Highline:

Highline Capital International, Ltd.
_________________________
_________________________
Attention:  ________________
Facsimile:  ________________

Any notice sent in accordance with this Section 5.5 shall be effective (i) if mailed, five (5) business days after mailing, (ii) if by air courier, two (2) business days after deliver to the courier service, (iii) if sent by messenger, upon delivery, and (iv) if sent via telecopier, upon transmission and electronic confirmation of receipt or (if transmitted and received on a non-business day) on the first business day following transmission and electronic confirmation of receipt (provided, however, that any notice of change of address shall only be valid upon receipt).

5.6           Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

5.7           Severability.  If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

5.8           Counterparts.  This Agreement and any amendments hereto may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when counterparts have been signed by each party hereto and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.  In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.  At the request of any party each other party shall promptly re-execute an original form of this Agreement or any amendment hereto and deliver the same to the other party.  No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract and each party hereto forever waives any such defense.

5.9           Remedies.  Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor.  The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion obtain from any court of law or equity of competent jurisdiction for specific performance or injunctive relief without the posting of bond or other security in order to enforce or prevent any violations of the provisions of this Agreement.

IN WITNESS WHEREOF the parties have signed this Shareholders’ Agreement as of the date first hereinabove set forth.

Texas Rare Earth Resources Corp.

By:   ___________________________
Name:  _______________________
Title:   Chief Executive Officer

Highline Capital International, Ltd.

By:   ___________________________
Name:    ___________________________
Title:   ___________________________

Majority Shareholders:

____________________________
Dan Gorski

____________________________
Mike McDonald

____________________________
RLR Partnership

____________________________
Brewer & Pritchard, P.C.